Exhibit 10.3

FOURTH AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENT, WAIVER & CONSENT

This Fourth Amendment to Letter of Credit Facility Agreement, Waiver & Consent (this “Amendment”) is entered into as of March 31, 2021 by and among CAVELLO BAY REINSURANCE LIMITED as Borrower, ENSTAR GROUP LIMITED (“Enstar”), KENMARE HOLDINGS LTD., ENSTAR (US ASIA-PAC) HOLDINGS LIMITED and ENSTAR HOLDINGS (US) LLC as Guarantors, the LENDERS party hereto, NATIONAL AUSTRALIA BANK LIMITED, LONDON BRANCH as Administrative Agent, and NATIONAL AUSTRALIA BANK LIMITED as Several L/C Issuing Bank.
RECITALS
A.The Borrowers, the Guarantors, the Lenders, the Administrative Agent and the Several L/C Issuing Bank are parties to that certain Letter of Credit Facility Agreement, dated as of August 5, 2019 (as amended by the First Amendment to Letter of Credit Facility Agreement, dated as of December 9, 2019, the Second Amendment to Letter of Credit Facility Agreement, dated as of June 3, 2020, and the Third Amendment to Letter of Credit Facility Agreement, dated as of November 25, 2020, the "Existing Credit Agreement" and further amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have agreed to issue syndicated Letters of Credit through the Several L/C Issuing Bank at the request of the Borrower. Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.
B.The Credit Parties have notified the Several L/C Issuing Bank, the Administrative Agent and the Lenders of the completed and to be completed transactions set forth on Schedule I hereto (collectively, the “InRe Transaction”).
C.The consummation of certain components of the InRe Transaction might violate Sections 6.03, 6.04, 6.06, 6.07 and 6.10 of the Existing Credit Agreement and the Credit Agreement (such sections being referred to herein as the “Specified Sections”).
D.The Credit Parties hereby request that the Administrative Agent, the Several L/C Issuing Bank and the Lenders (i) waive any breach, Default or Event of Default under the Existing Credit Agreement and the Credit Agreement that is existing or would directly result or arise under the Specified Sections from the entering into or consummation of the InRe Transaction or any component thereof that occurs on or prior to July 31, 2021, and (ii) agree that the InRe Transaction and all parts thereof that are completed by July 31, 2021 are hereby permitted under the Existing Credit Agreement and the Credit Agreement without reference to or utilization of any basket or bucket otherwise available for transactions in the Specified Sections (clauses (i) and (ii) collectively, the “Requested Waiver and Consent”).
E.The consummation of certain components of the InRe Transaction, either individually or collectively, might result in the consolidation of InRe Fund (as defined on Schedule I) with Enstar and its consolidated subsidiaries for purposes of GAAP.
F.To address matters arising from the potential consolidation referred to in the immediately preceding Recital, and to address other requests from Enstar, the Credit Parties have notified the Administrative Agent, the Several L/C Issuing Bank and the Lenders of their request to amend the Existing Credit Agreement as set forth below, but otherwise have the Existing Credit Agreement remain in full force and effect.
G.In accordance with Section 10.02(b) of the Existing Credit Agreement, the Administrative Agent, the Several L/C Issuing Bank and the Required Lenders have agreed to grant the Requested Waiver and Consent and the Administrative Agent, the Several L/C Issuing Bank, the Required Lenders and the Credit Parties have agreed to amend the Existing Credit Agreement, in each case, in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows:
1.Amendments to Existing Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 5 below:
a.The following definitions are added to Section 1.01 of the Existing Credit Agreement in their respective correct alphabetical orders:
““Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Controlled Investment Entity” means each Investment Entity that is Controlled by the Parent or any of its Subsidiaries, from time to time.
“Fourth Amendment” means that certain Fourth Amendment to Letter of Credit Facility Agreement, Waiver & Consent, dated as of March 31, 2021.
“Investment Entity” means any Investment Fund, Investment Fund GP, or Investment Fund Manager.
“Investment Fund” means InRe Fund, L.P. (“InRe Fund”) and any replacement or successor investment funds to InRe Fund that, in the reasonable discretion of the Parent, are necessary or desirable to consummate a transaction or series of transactions that cause InRe Fund (and its replacement or successor investment funds) to not be required to be consolidated with Parent pursuant to GAAP provided, that (i) at least 95% of the limited partnership interests in such consolidated investment funds that are held directly or indirectly by the Parent or Subsidiaries of the Parent are held by Cavello Bay Reinsurance Limited, (ii) no entity which was Controlled by the Parent prior to the completion of the InRe Transaction (as defined in the Fourth Amendment) shall be an Investment Fund and (iii) each Investment Fund shall have an Investment Fund GP. For the avoidance of doubt, clause (ii) of the proviso to the preceding sentence shall not exclude InRe Fund or any replacement or successor investment fund from the definition of Investment Fund. For the avoidance of doubt, any investment fund for which clauses (i), (ii) and (iii) of the proviso above are not satisfied, shall not be an “Investment Fund”.
“Investment Fund GP” means any limited liability entity that is a general partner of any Investment Fund whose assets are limited to interests in an Investment Fund or Investment Funds and other amounts received and receivable in respect of Contractual Obligations with an Investment Fund or Investment Funds.
“Investment Fund Manager” means any Person that provides fund management services to an Investment Fund, including AnglePoint Asset Management Limited; provided that if such Person is Controlled by the Parent or any of its Subsidiaries, such Person’s activities and assets shall be limited to providing such fund management services.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.”
b.The following definitions appearing in Section 1.01 of the Existing Credit Agreement are hereby amended and restated in their entireties to read as follows:
““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent as of such date determined in accordance with GAAP.
“Subsidiary” of a Person means, subject to the last sentence of this definition, a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, subject to the last sentence of this definition, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Credit Party. For all purposes of this Agreement and the other Credit Documents, the term “Subsidiary” or “Subsidiaries” shall not include any Investment Fund, Investment Fund Manager or Investment Fund GP.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”

c.Section 3.13 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“3.13    Environmental Matters. Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Parent nor any of its Subsidiaries nor any Controlled Investment Entity (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) knows of any basis for any permit, license or other approval required under any Environmental Law to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (c) has or could reasonably be expected to become subject to any Environmental Liability, (d) has received notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Borrower, is threatened or contemplated) or (e) knows of any facts, events or circumstances that could give rise to any basis for any Environmental Liability of the Parent or any of its Subsidiaries or any other member of the Group or any Controlled Investment Entity.”
d.Section 3.14 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“3.14    Margin Regulations. No Credit Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock; provided that for the avoidance of doubt, any purchase of Margin Stock in Enstar Group Limited that does not constitute a violation of or is not inconsistent with any of the regulations of the Board, including Regulation T, Regulation U and Regulation X and is used to purchase or carry Margin Stock in Enstar Group Limited shall not be considered an important activity of any Credit Party. No issuance of a Letter of Credit will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X of the Board.”
e.Section 3.18 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“3.18    Sanctions; Anti-Corruption. (a) None of the Parent, any of its Subsidiaries or any Controlled Investment Entity or any director, officer, employee, agent, or affiliate of the Parent or any of its Subsidiaries or any Controlled Investment Entity is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Bermuda Monetary Authority, Australia (including the Australian Department of Foreign Affairs and Trade), Canada (including the Canadian Ministry for Foreign Affairs and Global Affairs Canada) or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, Crimea, Cuba, Iran, North Korea and Syria).
(b) The Parent, its Subsidiaries and each Controlled Investment Entity and their respective directors, officers and employees and, to the knowledge of the Parent, the agents of the Parent and its Subsidiaries and each Controlled Investment Entity, are in compliance with all applicable Sanctions and with the Bribery Act 2010 of the United Kingdom, the Foreign Corrupt Practices Act of 1977 and the PATRIOT Act, each as amended, and the rules and regulations thereunder (the “FCPA”, the “Bribery Act” and the PATRIOT Act respectively) and any other applicable anti-corruption and anti-money laundering law. None of the Parent, its Subsidiaries, any Controlled Investment Entity and their respective directors, officers and employees and, to the knowledge of the Parent, the agents of the Parent, its Subsidiaries and each Controlled Investment Entity, are under investigation by any Governmental Authority for an alleged breach of Sanctions, the Bribery Act, the FCPA, the PATRIOT Act or any other applicable anti-corruption or anti-money laundering law. The Parent, its Subsidiaries and each Controlled Investment Entity have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Sanctions, the Bribery Act, the FCPA, the PATRIOT Act and any other applicable anti-corruption and anti-money laundering laws.”
f.A new proviso is hereby added to the end of Section 5.01(a) of the Existing Credit Agreement to read as follows:
“provided, however, that to the extent that any Investment Fund, Investment Fund Manager or Investment Fund GP is consolidated with the Parent or any other Credit Party under GAAP for any fiscal year (or any truncated period of any fiscal year), any consolidated financial statements delivered pursuant to this Section 5.01(a) for such fiscal year may include the component parts contributed by such Investment Fund, Investment Fund Manager or Investment Fund GP as a consolidated subsidiary for such period despite that it is not a “Subsidiary” for purposes of this Agreement.”
g.A new proviso is hereby added to the end of Section 5.01(b) of the Existing Credit Agreement to read as follows:
“provided, however, that to the extent that any Investment Fund, Investment Fund Manager or Investment Fund GP is consolidated with the Parent or any other Credit Party under GAAP for any fiscal quarter (or any truncated period of any fiscal quarter), any consolidated financial statements delivered pursuant to this Section 5.01(b) for such fiscal quarter may include the component parts contributed by such Investment Fund, Investment Fund Manager or Investment Fund GP as a consolidated subsidiary for such period despite that it is not a “Subsidiary” for purposes of this Agreement.”
h.A new proviso is hereby added to the end of Section 5.01(c) of the Existing Credit Agreement to read as follows:
“provided, however, that to the extent any Investment Fund, Investment Fund Manager or Investment Fund GP is consolidated with the Parent or any other Credit Party under GAAP for any fiscal year (or any truncated period of such fiscal year), such Investment Fund, Investment Fund Manager or Investment Fund GP may be included in such report despite that it is not a “Subsidiary” and not part of the “Group” for purposes of this Agreement.”
i.Clause (d) of Section 5.03 of the Existing Credit Agreement is hereby amended by adding after the word “Subsidiary” the following: “or any Controlled Investment Entity”.
j.Section 5.09 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“5.09    Environmental Matters. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Credit Party will, and will cause each of its Subsidiaries and each Controlled Investment Entity to, (a) comply with all Environmental Laws, (b) obtain, maintain in full force and effect and comply with any permits, licenses or approvals required for the facilities or operations of such Credit Party or any of its Subsidiaries or any Controlled Investment Entity, and (c) conduct and complete any investigation, study, sampling or testing, and undertake any corrective, cleanup, removal, response, remedial or other action necessary to identify, report, remove and clean up all Hazardous Materials present or released at, on, in, under or from any of the facilities or real properties of such Credit Party or any of its Subsidiaries or any Controlled Investment Entity.”
k.Section 5.13 of the Existing Credit Agreement is hereby amended by adding after the word “Subsidiaries” the following: “, each Controlled Investment Entity,”.
l.Section 5.15 of the Existing Credit Agreement is hereby amended by adding a new sentence to the end of such section to read as follows:
“At any time that any Investment Fund is included in the calculation of Consolidated Net Worth of the Parent but is not included in the calculation of Net Worth of any Guarantor (other than the Parent) or the Borrower, if the Parent is not in compliance with the covenant set forth in the first sentence of this Section 5.15 but would be in compliance with such covenant if the Net Worth contributed by such Investment Fund or Investment Funds were excluded from the calculation of Consolidated Net Worth of the Parent, then the covenant in the first sentence of Section 5.15 shall be deemed to be satisfied and the Parent shall not be required to take any action with respect to the second, third and fourth sentences of this Section 5.15.”
m.Subclauses (iii) and (iv) of clause (c) of Section 6.01 of the Existing Credit Agreement are hereby amended and restated in their entireties to read as follows:
“(iii) given by the Parent in the ordinary course of its insurance business excluding, for the avoidance of doubt, (x) any Guarantee of Indebtedness which Indebtedness is not otherwise permitted under this Section 6.01 and (y) any Guarantee of Indebtedness incurred by any Investment Entity;
(iv) not otherwise permitted hereunder made in the ordinary course of business in an aggregate amount not exceeding $100,000,000 (but in no event shall this subclause (iv) permit any Guarantees in respect of which the "primary obligor" is an Investment Entity);”
n.Clause (h) of Section 6.01 of the Existing Credit Agreement is hereby amended by adding after the word “outstanding” the following: “(provided that no such Acquisition SPV Indebtedness shall be utilized in respect of or for the benefit of any Investment Entity)”.
o.Clause (j) of Section 6.01 of the Existing Credit Agreement is hereby amended by adding after the word “outstanding” the following: “(provided that this basket shall not be utilized to Guarantee Indebtedness of an Investment Entity)”.
p.Clause (m) of Section 6.01 of the Existing Credit Agreement is hereby amended by adding after the word “Documents” the following: “(provided that this basket shall not be utilized to Guarantee Indebtedness of an Investment Entity)”.
q.Clause (i) of Section 6.02 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(i)    Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) in favor of a banking institution encumbering deposits (including the right of setoff) that are customary in the banking industry, and (iii) in favor of a custodian bank on assets subject to the custodial arrangement with such custodian bank which arrangements are entered into in the ordinary course of business.”
r.Clause (s) of Section 6.02 of the Existing Credit Agreement is hereby amended by adding after the word “obligations” the following: “(other than Indebtedness and other obligations of an Investment Entity)”.
s.Clause (g) of Section 6.06 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(g) any acquisition (A) by a member of the Group other than a Credit Party of a company, entity, business or undertaking (or in each case, any interest in any of them) or (B) by any Credit Party of a company or entity (or in each case any interest in any of them), in each case:
i.which either (y) holds (or after giving effect to the transaction or series of transactions contemplated therewith, will hold) more than 50 percent of its assets in or generates more than 50 percent of its revenues from the insurance, reinsurance, asset management or insurance broking sectors or (z) for which the majority of the liabilities of the company, entity, business or undertaking consists of direct exposure from legacy operations to claims in lines of business in the Group's portfolio of existing non-life run-off liabilities; and
ii.whose gross assets would represent in aggregate less than 25 percent of the pro forma consolidated total assets (in each case determined in accordance with GAAP) of the Group immediately following such acquisition, provided, that, (1) for any such acquisition by a member of the Group other than a Credit Party, such acquisition may be effected by (x) acquisition of all or a portion of the Equity Interests (y) subject to compliance with Section 6.03, by way of a merger or (z) an acquisition of new business effected through a portfolio transfer or reinsurance transaction, and (2) for any such acquisition by a Credit Party, such acquisition may be effected by acquisition of all or a portion of the Equity Interests of such company or entity.”
t.In Section 6.07 of the Existing Credit Agreement, the phrase “and (c) Investments permitted by Section 6.06(b), (c) or (d)” is hereby replaced with the phrase “, (c) Investments permitted by Section 6.06(b), (c) or (d) and (d) transactions in the ordinary course of business with Investment Funds, Investment Fund Managers and Investment Fund GPs.”
u.A new clause (d) shall be added to Section 6.12 of the Existing Credit Agreement to read as follows:
“(d) Notwithstanding anything set forth in this Agreement, for purposes of calculating the financial covenant set forth in Section 6.12(b), no Investment Entity shall be consolidated with the Parent, but rather shall be accounted for on a non-consolidated basis with its carrying value contributing to the various components of the financial covenant set forth in Section 6.12(b), in each case in a manner that is consistent with the treatment of InRe Fund in the Parent’s consolidated financial statements for the fiscal year ended December 31, 2020.”
v.Clause (n) of Section 7.01 of the Existing Credit Agreement is hereby amended by adding after the word “Group” the following: “or any Controlled Investment Entity”.

w.Clause (i) of Section 10.01(a) is hereby amended by replacing the phrase “Douglas Anthony (Telephone No. +1 (441) 278-1466; Email: doug.anthony@enstargroup.com)” with “Matthew Kirk (Telephone No. +1 (201) 743-7734; Email: matthew.kirk@enstargroup.com)”.
x.Clause (iii) of Section 10.03 of the Exiting Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of its Subsidiaries or any Controlled Investment Entity, or any Environmental Liability related in any way to any Credit Party or any of its Subsidiaries or any Controlled Investment Entity, or”
y.Section 10.17 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“10.17    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”
2.Waiver and Consent to InRe Transaction. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Administrative Agent, the Several L/C Issuing Bank and the Required Lenders hereby grant the Requested Waiver and Consent. For the avoidance of doubt, the Requested Waiver and Consent is specific and limited to the matters expressly stated herein and shall not constitute a waiver of any rights or obligations in connection with any other transaction to which the Specified Sections apply. To the extent that the InRe Transaction or any component thereof has not closed on or prior to July 31, 2021, the consents and waivers set forth in this letter shall automatically terminate solely with respect to the InRe Transaction or any component thereof that has not closed on or prior to such date. None of the Administrative Agent, the Several L/C Issuing Bank or the Lenders shall be obligated in the future to waive any provision of the Credit Agreement or other the other Credit Documents as a result of having provided the waiver contained herein.
3.Representations and Warranties. Each Credit Party hereby represents and warrants, as of the date of this Amendment, that:
a.The representations and warranties in each Credit Document to which it is a party are true and correct in all material respects with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect in the text thereof;
b.The execution and delivery of this Amendment has been duly authorized by all necessary organizational action of such Credit Party; this Amendment has been duly executed and delivered by such Credit Party and is a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity;
c.The transactions contemplated by this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any Law applicable to such Credit Party, (c) will not violate or result in a default under any other material Contractual Obligation binding upon such Credit Party or affecting its assets, and (d) will not result in the creation or imposition of any Lien on any asset of such Credit Party; and
d.No Default has occurred and is continuing or would result after giving effect to this Amendment.
4.Ratification and Confirmation of Credit Documents.
a.Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, guarantees or agreements contained in the Existing Credit Agreement or any other Credit Document, all of which shall remain in full force and effect and shall not impaired or affected, and shall not operate as a waiver of any right, power, or remedy of the Administrative Agent, the Several L/C Issuing Bank or any Lender under the Existing Credit Agreement or any other Credit Document.
b.Each Credit Party hereby acknowledges that it has read this Amendment and consents to the terms hereof, and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the obligations of such Credit Party under the Credit Documents to which it is a party, including all guarantees thereunder, shall not be impaired or affected and such Credit Documents, including all guarantees thereunder, and all promissory notes and all other instruments, documents and agreements entered into by such Credit Party in connection with such Credit Documents are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.
c.Each Credit Party further agrees that nothing in the Existing Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Credit Party to any future amendment to the Credit Agreement, except to the extent that the consent of such Credit Party to such amendment is expressly required under the Credit Agreement.
d.Upon the effectiveness of this Amendment, each Lender shall continue to be a party to the Credit Agreement as a Lender.

5.Effectiveness. This Amendment shall become effective on the date first written above only upon satisfaction of the following conditions precedent on or prior to such date unless otherwise waived in writing by the Required Lenders and the Administrative Agent:
a.Amendment. The Administrative Agent shall have acknowledged receipt of a counterpart of this Amendment signed on behalf of each Credit Party and the Required Lenders.
b.Other Fees and Expenses. The Parent shall have provided evidence that all reasonable and documented costs and expenses of the Administrative Agent and Several L/C Issuing Bank (including the legal fees and expenses of Ashurst LLP) in connection with the preparation, execution, delivery and administration of this Amendment have been paid or will be paid reasonably promptly after the date hereof.
6.Miscellaneous.
a.The Credit Parties acknowledge and agree that the representations and warranties set forth herein are material inducements to the Administrative Agent and the Lenders to deliver this Amendment.
b.This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns.
c.This Amendment is a Credit Document. Henceforth, this Amendment and the Existing Credit Agreement shall be read together as one document and the Existing Credit Agreement shall be modified accordingly. No course of dealing on the part of the Administrative Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by the Administrative Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by the Credit Parties of any provision of the Credit Documents shall not affect any right of the Administrative Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of the Administrative Agent and/or the Lenders, as applicable, pursuant to and in accordance with the Credit Documents, including, without limitation, Section 10.02 of the Credit Agreement. No other person or entity, other than the Administrative Agent and the Lenders, shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.
d.This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules. The provisions of Section 10.09 and Section 10.10 of the Credit Agreement apply to this Amendment mutatis mutandis as if they were incorporated herein.
e.If any provision of this Amendment or any of the other Credit Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof.
f.This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Credit Parties, the Administrative Agent, the Several L/C Issuing Bank and the Required Lenders have caused this Amendment to be executed as of the date first written above.

CAVELLO BAY REINSURANCE LIMITED
as Borrower

By /s/ Paul C. Bohus
Name: Paul C. Bohus
Title: Director

ENSTAR GROUP LIMITED
as a Guarantor

By /s/ Paul O’Shea
Name: Paul O’Shea
Title: President

KENMARE HOLDINGS LTD.
as a Guarantor

By /s/ Duncan Scott
Name: Duncan Scott
Title: Director

ENSTAR (US ASIA-PAC) HOLDINGS LIMITED
as a Guarantor

By /s/ Siobhan M. Hextall
Name: Siobhan M. Hextall
Title: Director

ENSTAR HOLDINGS (US) LLC
as a Guarantor

By /s/ Richard Seelinger
Name: Richard Seelinger
Title: CEO

Signature Page to Fourth Amendment, Waiver & Consent

NATIONAL AUSTRALIA BANK LIMITED, LONDON BRANCH (ABN 12 004 044 937),
as Administrative Agent

By /s/ Melisha Hughes
Name: Melisha Hughes
Title: Head of Agency Services, Northern Hemisphere

Signature Page to Fourth Amendment, Waiver & Consent

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937),
as Several L/C Issuing Bank

By /s/ James Swann
Name: James Swann
Title: Associate Director

Signature Page to Fourth Amendment, Waiver & Consent

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937),
as a Lender

By /s/ James Swann
Name: James Swann
Title: Associate Director

Signature Page to Fourth Amendment, Waiver & Consent

THE BANK OF NOVA SCOTIA,
as a Lender

By /s/ Shanshan Yang
Name: Shanshan (Sunny) Yang
Title: Director

Signature Page to Fourth Amendment, Waiver & Consent

COMMONWEALTH BANK OF AUSTRALIA
(ABN 48 123 123 124),
as a Lender

By /s/ Lynette Underwood
Name: Lynette Underwood
Title: Associate Director

Signature Page to Fourth Amendment, Waiver & Consent

BMO HARRIS BANK N.A.,
as a Lender

By /s/ Benjamin Mlot
Name: Benjamin Mlot
Title: Director

Signature Page to Fourth Amendment, Waiver & Consent

COMMERZBANK AG NEW YORK BRANCH,
as a Lender

By /s/ Michael McCarthy
Name: Michael McCarthy
Title: Managing Director

By /s/ Toan Chu
Name: Toan Chu
Title: Vice President

Signature Page to Fourth Amendment, Waiver & Consent

ING BANK N.V., LONDON BRANCH,
as a Lender

By /s/ Mike Sharman
Name: Mike Sharman
Title: Managing Director

By /s/ Mariette Groen
Name: Mariette Groen
Title: Director

Signature Page to Fourth Amendment, Waiver & Consent